                                                                     Exhibit (5)

METLIFE INCOME SECURITY PLAN (SM)                 FOR METLIFE USE
INCOME ANNUITY APPLICATION                        __________________
                                                  GAC NUMBER
                                                  __________________
                                                  CERTIFICATE NUMBER

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS FORM.

This is an application under a [Non-Qualified][Governmental Section 457(b)] [Tax-Exempt 457(b)][SIMPLE IRA][IRA Section 408(b)][Keogh] [Section 401(a)] [Section 403(a)][Section 403(b)][SEP Section 408(k)] plan.

1    APPLICANT/ANNUITANT [(also the Owner)]

________________________________________________________________________________        _______________________________
First name          Middle initial                   Last name                          Date of birth (Month/Day/Year)
________________________________________________________________________________        _______________________________
Street address                                                                          Daytime phone number
________________________________________________________________________________        _______________________________
City                                      State              Zip code                   Evening phone number
[Sex: [ ] Male  [ ] Female]                                                             Social Security Number

[Marital Status: [ ] Married  [ ] Unmarried or legally separated]

[2   OWNER

______________________________________________________________________________________________
Plan or trust name or employer
______________________________________________________________________________________________
Street address                              City              State                  Zip code]

[3] [INCOME PAYMENTS [(NOTE: For plans subject to ERISA and where otherwise required under the employer's plan, if you are married, you must select Lifetime Income for Two with your spouse as the sole Second Annuitant, unless your spouse agrees otherwise and completes a consent form.)]

     A. Income Options (choose one [and indicate whether or not you would like to include the withdrawal option])

          1.   Income payments based on your life

               [ ] Lifetime Income

               [ ] Lifetime Income with a Guarantee Period of _____ years

               [ ] Lifetime Income Limited to a Specified Period of____ years

              [[ ] Include the Withdrawal Option with the Income Option
                   indicated above]

          2.   Income payments based on your life and someone else's life

               [ ] Lifetime Income for Two

               [ ] Lifetime Income for Two with a Guarantee Period of ____ years

                   For either of the above two options, please mark the appropriate boxes below:

                   a) Percentage of payment made to survivor:[ ] 100% [ ] 75%
                      [ ] 66 2/3% [ ] 50%

                   b) [ ] When you die        [ ] When either one of you dies

              [[ ] Include the Withdrawal Option with the Income Option
                   indicated above]

          3.   Income for a fixed period only

               [ ] Income for a Guarantee Period of______years

              [[ ] Include the Withdrawal Option with the Income Option
                   indicated above]

Form G.20381                                               MISP Application Form

                                                                     Exhibit (5)

          NOTE: You must provide proof of all annuitants' birth dates. A certified birth certificate or copies of two other proofs of birth date such as a passport or baptismal certificate are preferred.

     B. Payment frequency: [ ] Monthly [ ] Quarterly [ ] Semi-Annually [ ] Annually

     C.   Payment start date:_____/___/_____ (Income payments must begin within
                             Month Day Year   12 months.)

[4] SECOND ANNUITANT (complete only if income for two - with or without a guarantee period - is elected under Section [3])

_____________________________________________________________________  ___________________________
First name                 Middle initial      Last name                   Date of birth
_____________________________________________________________________  ___________________________
Street address                     City               State      Zip       Daytime phone number
____________________________                                           ___________________________
Relationship to annuitant      Sex: [ ] Male [ ] Female                    Social Security Number

[5]  BENEFICIARY DESIGNATION

     A.   Beneficiary(ies)

          Any payments will be made to the beneficiary(ies) listed below in equal shares, unless specified otherwise.

______________________________________________________________________________________
Name                   Relationship               Social Security Number   Percentage
______________________________________________________________________________________
Name                   Relationship               Social Security Number   Percentage

     B.   Contingent beneficiary(ies)

______________________________________________________________________________________
Name                   Relationship               Social Security Number   Percentage
______________________________________________________________________________________
Name                   Relationship               Social Security Number   Percentage

[6]  DIRECT DEPOSIT

     Please complete the following information to have income payments deposited directly to your account at the financial institution specified below.

        Type of account: [ ] Checking [ ] Savings [ ] Other ____________________ (Specify type) Account number:____________________Bank routing number*
        _________________

        *Please obtain this number from your financial institution. If you are unable to do so, you may attach a voided check from your checking account or a deposit slip from your savings account.

        Financial Institution:__________________________________________________
                              Name
        ________________________________________________________________________
        Street address             City                 State             Zip

     [ ] CHECK HERE IF YOU PREFER TO RECEIVE YOUR INCOME PAYMENTS BY CHECK.

[7]  PURCHASE PAYMENT INFORMATION

Form G.20381

                                                                     Exhibit (5)

     [A.]  Purchase amount: $______________________

     [B.   Amount of purchase payment previously taxed: $_______________________
                                                         (to be filled in by the
                                                            plan administrator)]

     [C.    [ ]  100% of my [XXXX PLAN] account balance (estimated amount
                 $________________)

            [ ]  Specific dollar amount $_______________]

Form G.20381

                                                                     Exhibit (5)

[8]  [RISK TOLERANCE (INVESTMENT OBJECTIVE) AND] ALLOCATION

     [ Check only one:
       [ ] Conservative

       [ ] Moderate

       [ ] Aggressive ]

       Indicate the percentage to be allocated to each funding option. The investment objective you are most comfortable with should have the largest percentage allocation. Percentages must be in whole numbers and total 100%. You may change your allocation at any time. The funding options are listed by their approximate degree of risk from conservative to aggressive. Note that these allocations will be established at issue. Investment performance will cause them to vary over time.

Form G.20381

                                                                     Exhibit (5)

CASH/CASH EQUIVALENT
Basic Fixed                                                       ________%
Flexible Fixed                                                    ________%

AGGREGATE BONDS
Lehman Brothers(R)Aggregate Bond Index                            ________%
State Street Research Bond Income                                 ________%

BONDS/LARGE COMPANY STOCKS
State Street Research Diversified                                 ________%

HIGH YIELD BONDS
Lord Abbett Bond Debenture                                        ________%

LARGE COMPANY STOCKS
MetLife Stock Index                                               ________%
State Street Research Investment Trust                            ________%
Davis Venture Value                                               ________%
Harris Oakmark Large Cap Value                                    ________%
Putnam Large Cap Growth                                           ________%
T. Rowe Price Large Cap Growth                                    ________%

MIDSIZE COMPANY STOCKS
MetLife Mid Cap Stock Index                                       ________%
Neuberger Berman Partners Mid Cap Value                           ________%
Janus Mid Cap                                                     ________%
State Street Research Aggressive Growth                           ________%

SMALL COMPANY STOCKS
Loomis Sayles Small Cap                                           ________%
Russell 2000(R)Index                                              ________%
State Street Research Aurora                                      ________%
T. Rowe Price Small Cap Growth                                    ________%

INTERNATIONAL COMPANY STOCKS
Scudder Global Equity                                             ________%
Morgan Stanley EAFE(R)Index                                       ________%
Putnam International Stock                                        ========%
                                           TOTAL MUST EQUAL         100   %

Form G.20381

                                                                     Exhibit (5)

[9]  [FINANCIAL DISCLOSURE

     1. Please tell us the amount of annual income you may receive from each of the following sources:

               Pensions and Social Security: ____________________

                              Earned Income: ____________________

                                      Other: ____________________

     2.   Occupation____________________________________________

     3.   Ages of dependents____________________________________

     4. Please indicate the value of your financial assets (net savings and investments exclusive of your purchase amount, personal residence, home furnishings and personal automobiles).

              [ ] $0 - 9,999        [ ] $10,000 - 19,999  [ ] $20,000 - 39,999

              [ ] $40,000 - 69,999  [ ] $70,000 - 99,999  [ ] $100,000 - 249,999

              [ ] $250,000+ ]

[10] TAX WITHHOLDING [EXEMPTION CERTIFICATE AND] ELECTION

          The taxable portion of each income payment is subject to federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances, unless you file an election to request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election. You may change your election at any time and as often as you wish.

          If [you elect not to have withholding apply to your income payments, or if] you do not have enough federal income taxes withheld from your income payments, you may be responsible for paying estimated tax directly to the Internal Revenue Service. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. If you have not provided the correct taxpayer identification number, we will treat this election as invalid and will withhold taxes by treating you as a single person with no withholding allowances. This will remain in effect until your correct tax identification number is received. Certain states require withholding of state income tax when federal income tax withholding applies. Additionally, certain states may impose similar estimated tax rules and tax penalties. You should consult with your tax advisor to determine whether any of these states may impose similar estimated tax rules and tax penalties and whether those apply to you.

          [SELECT ONE OF THE WITHHOLDING OPTIONS LISTED BELOW:]
          [INDICATE THE APPROPRIATE WITHHOLDING BASIS BELOW:]

          [[ ] Do not withhold federal or state income taxes from my income payments. (My election is void unless I have provided my correct tax identification number.)]

          [ ]] Please withhold federal income taxes and state income taxes, where required, from the taxable portion of each income payment based on the following allowances and marital status selected below:
          [ ] Married [ ] Single [ ] Married but withhold at higher single rate

          Number of withholding allowances claimed__________
          Withhold the following additional amount of taxes from each income payment $______________

[11] SIGNATURE OF APPLICANT

     (a)  NOTICE TO APPLICANT

     FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

     ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Form G.20381

                                                                     Exhibit (5)

COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance of Regulatory Agencies.

NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OKLAHOMA RESIDENTS ONLY Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

TENNESSEE RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

VIRGINIA RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

(B) SIGNATURE

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I UNDERSTAND THAT [,EXCEPT TO THE EXTENT PROVIDED UNDER THE WITHDRAWAL OPTION IF ELECTED AT ISSUANCE, ]THIS ANNUITY HAS NO CASH VALUE AND CANNOT BE SURRENDERED. [I ALSO UNDERSTAND THAT IF I ELECT THE WITHDRAWAL OPTION, INCOME PAYMENTS WILL BE LOWER THAN IF I HAD NOT ELECTED THE OPTION. ]INCOME PAYMENTS WILL FLUCTUATE BASED ON THE PERFORMANCE OF THE INVESTMENT DIVISIONS AND THE SPECIFIED INTEREST RATE STATED IN MY CERTIFICATE. I UNDERSTAND THAT THERE IS NO DEATH BENEFIT [AFTER THE PAYMENT START DATE] UNDER A LIFETIME INCOME OR LIFETIME INCOME FOR TWO TYPE OF ANNUITY. I acknowledge that I have received a current MetLife Income Security Plan prospectus.

I UNDERSTAND THAT METROPOLITAN LIFE INSURANCE COMPANY DOES NOT GUARANTEE THE TAX CONSEQUENCES OF THE ANNUITY, AND I SHOULD CONSULT MY OWN TAX ADVISOR AS WELL AS THE PROSPECTUS FOR THIS PRODUCT PRIOR TO PURCHASE OF THE ANNUITY[ AND PRIOR TO THE PURCHASE OR EXERCISE OF THE WITHDRAWAL OPTION].

If I elected the direct deposit option under Section [6], I understand that MetLife will not be liable for any failure to modify or terminate this arrangement until it has received a written request from me and it has had a reasonable time to act upon it. I understand that MetLife's responsibility is fully satisfied as soon as a deposit is made to my account. If any overpayment of income payments is credited to my account in error, I hereby authorize and direct the Bank or other Depository to charge my account and to refund the overpayment to MetLife.

_________________________________      Signed at _______________________________
Signature of Applicant                              City             State

[________________________________]     Date ____________________________________
[Signature of Witness]                               Month / Day / Year

Form G.20381

                                                                     Exhibit (5)

[12] [SIGNATURE OF OWNER

     I, the Owner, agree to authorize the Annuitant to reallocate future annuity income and the right to change the beneficiary designation. I agree that neither MetLife nor its representatives shall be liable for any adverse consequences as a result of this authorization.

__________________________________________________      ______________________________________
Signature of officer, partner or trustee of Owner       Title of officer, partner or trustee

Date______________________________________________]
                Month / Day / Year

[13] [FINANCIAL SERVICES REPRESENTATIVE INFORMATION

     I personally saw the Applicant when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. I have delivered a current MetLife Income Security Plan prospectus and reviewed the financial situation of the Applicant as disclosed and I believe that a variable income annuity contract would be suitable.

     Are you licensed in the state of signing? [ ] Yes [ ] No

_____________________________________       ___________________________________
Signature                                   Full name (printed)

Date_________________________________       ___________________________________
         Month / Day / Year                 Phone

_____________________________________       ___________________________________
District Agency/Office name                 Producer/Agent ID #

_____________________________________       ___________________________________]
Agency Manager Signature                    Full name (printed)

                       METROPOLITAN LIFE INSURANCE COMPANY
                               One Madison Avenue
                             New York, NY 10010-3690

Form G.20381

                         HOW TO COMPLETE THE APPLICATION
                     FOR THE METLIFE INCOME SECURITY PLAN (SM)

1.   APPLICANT/ANNUITANT

Whenever "you" or "your" is used on this application, it refers to the applicant. Once an application is accepted and the annuity is issued, the applicant is referred to as the annuitant. This is the person whose life is used to determine, under some income options, the duration and the dollar amount of income payments.

[2.  OWNER

The owner is the person (or entity) who has all rights under the contract including the right to direct who receives income payments, to allocate income payments between funding options and to designate beneficiaries. If the owner of the annuity is an individual, this individual must also be the annuitant.]

[3.] INCOME PAYMENTS

Please choose an income option, the payment frequency and when your income payments should start. The income option is one of the factors that determine the amount of income payments. An explanation of each income option is provided in the MetLife Income Security Plan prospectus. If you are purchasing this annuity after age 70 1/2, the Income Option you can choose may be limited.

[Please also indicate whether or not you wish to have the withdrawal option included in your annuity purchase. If you elect this option, you will have the right to withdraw some or all of your annuity's value as a lump sum. This feature is in addition to the periodic income payments you will receive. Electing the withdrawal option will result in lower income payments. Please refer to your annuity quote to see the impact electing the withdrawal option has on your income payment.

Each withdrawal you request will be subject to a withdrawal processing fee. Please refer to the MetLife Income Security Plan Prospectus or consult your personal tax advisor for additional information regarding how this option impacts your annuity contract.]

[As a reminder, income payments will cease upon your death if you choose the Lifetime Income option or upon the death of the last annuitant to die if you choose the Lifetime Income for Two option. If you choose one of those two options with a guarantee period, payments will continue to your beneficiaries if the guarantee period has not expired when you die (for the Lifetime Income option) or when the last annuitant dies (for the Lifetime Income for Two option). The guarantee period must be between 5 and 30 years, although Federal tax law may limit the number of years allowable for this option.

If you choose the Income for a Specified Period or your Lifetime option (whichever is shorter), income payments will cease upon your death or at the end of the specified period, whichever occurs first. If you chose the Income for a Guarantee Period, income payments will cease at the end of the specified period. In both cases, the specified period must be between 10 and 30 years, although Federal tax law may limit the number of years allowable for this option.]

MetLife may further limit the length of the guarantee period (e.g., to the life expectancy of the annuitant under the single life table), or limit the availability of the income option offered in accordance with its current underwriting practices.

The income payments will start on the date you specify (not to exceed 12 months from the issue date) but not earlier than 5 business days after your completed application form is accepted, your purchase payment has been received by MetLife and proof of age of the annuitant and second annuitant (if selected) is provided. If, for some reason, we aren't able to process your application by the date you specify, we will notify you.

[4.] SECOND ANNUITANT

For assistance with filling out the application or to get answers to questions regarding the MetLife Income Security Plan, call (866) 438-6477.

If you selected "Income payments based on your life and someone else's life" in
Section 3, please complete this Section. [If you are married, your spouse must be the second annuitant, unless your spouse agrees otherwise and completes a consent form.]

[5.] BENEFICIARY DESIGNATION

[The owner has the right to designate beneficiaries. In most cases, however, the owner will accept participants' designation of beneficiaries.]

If you select an income option with a guarantee period, the primary beneficiary (or beneficiaries) is (are) the individual(s) who will receive any remaining income payments upon your death (or upon the death of the last annuitant if there is a second annuitant). As a reminder, income payments will cease after your death if you choose the Lifetime Income option or after both you and the second annuitant die if you choose the Lifetime Income for Two option.

In addition, if you elected an income for you alone, MetLife will pay to any living primary beneficiary (or beneficiaries) the amount of your purchase payment, adjusted to reflect net investment performance and changes in the specified interest rate since the purchase date, as a death benefit, if you should die before the date of the first scheduled income payment. If you elected an income for you and someone else, MetLife will pay to the remaining annuitant the amount of your purchase payment adjusted as described above as a death benefit if either you or the second annuitant should die before the date of the first scheduled income payment. If both you and the second annuitant should die before the date of the first scheduled income payment, MetLife will pay your beneficiary (or beneficiaries) instead. [For annuities purchased under plans subject to ERISA, spousal consent may be required before any pre-commencement death benefit can be paid to the joint annuitant, even if the joint annuitant is the surviving spouse.]

Any death benefit payable before the payment start date, and/or any income payments due will be paid in equal shares to the beneficiary(ies) listed, unless otherwise specified. If you wish to name additional beneficiaries, please list them on a separate piece of paper and indicate whether those people are primary or contingent beneficiaries.

[6.] DIRECT DEPOSIT

There are two ways to receive income payments: a check may be mailed to your address of record or income payments may be deposited directly into an account at your financial institution. If you choose to have income payments deposited directly into an account, please furnish all requested information. Carefully write down your account number, including all spaces and dashes that may appear in that number. You can get the bank routing number from your financial institution.

[7.] PURCHASE PAYMENT INFORMATION

Your purchase payment must be at least $25,000.

[8.] [INVESTMENT OBJECTIVE AND] ALLOCATION

[The owner has the right to specify the allocation of your income payments. In most cases, however, the owner will accept annuitants' allocations.]

Allocate your purchase amount between the various funding options offered. When specifying your allocation, keep your investment objective in mind. Select option(s) such that, when aggregated by investment objective, the largest percentage of your allocation corresponds to your investment objective. Note that this allocation will be established at issue. Investment performance will cause that to vary over time.

[9.] [FINANCIAL DISCLOSURE

Please provide the requested information. It will help us evaluate whether this income annuity is appropriate to your circumstances. MetLife is required by the National Association of Securities Dealers to perform this test.]

[10.] TAX WITHHOLDING [EXEMPTION CERTIFICATE AND] ELECTION

The income payments you receive are subject to federal income tax withholding. Please read the information provided in this Section carefully. Indicate [whether or not you want federal income tax withholding and] the

For assistance with filling out the application or to get answers to questions regarding the MetLife Income Security Plan, call (866) 438-6477.

desired withholding level by checking the appropriate box[es]. You may refer to the worksheet in IRS Form W-4P to estimate your withholding allowances.

[11.] SIGNATURE OF APPLICANT

Read the statements above the signature lines carefully. You must sign exactly as your name appears in Section 1 of this application. Purchases of a MetLife Income Security Plan annuity are available only to eligible members under an established Group Annuity Contract (eligible members are individuals whose employer has chosen to make available to them the MetLife Income Security Plan as a voluntary benefit). By signing this document, you hereby represent that you are an eligible member of the group related to this Group Annuity Contract and meet the qualifications to purchase this annuity under the terms of that Group Annuity Contract. Any misrepresentation of this information constitutes fraud, and such action is subject to criminal and/or civil penalties. Any potential consequences or penalties attributable to a misrepresentation of eligibility are the sole responsibility of the individual making the purchase.

[12.] [SIGNATURE OF OWNER

Read the statements above the signature lines carefully before signing.]

[13.] [FINANCIAL SERVICES REPRESENTATIVE INFORMATION

If a MetLife Financial Services Representative is helping you fill out this application, he or she will complete this section. Otherwise, please ignore it.]

REMINDER: DON'T FORGET TO SIGN YOUR APPLICATION AND TO INCLUDE PROOF OF DATE OF BIRTH.

PLEASE MAIL YOUR COMPLETED APPLICATION TO THE ADDRESS BELOW:

REGULAR MAIL                                   OVERNIGHT MAIL
MetLife MISP                                   Bank of America Lockbox Services
P.O. Box 406904                                Lockbox 406904
Atlanta, GA 30384-6904                         6000 Feldwood Road
                                               College Park, GA 30349

For assistance with filling out the application or to get answers to questions regarding the MetLife Income Security Plan, call (866) 438-6477.